Exhibit 10.2

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED PROMISSORY NOTE

Salt Lake City, Utah

Reference is made to that certain Third Amended and Restated Loan Promissory Note executed by Tronco Energy Corporation, a Delaware corporation (“Maker”) for the benefit of Superior Drilling Products, a Utah corporation or its assigns (“Lender”) dated July 6, 2020 in the original principal amount of $7,091,162.00 (the “Existing Note”). All defined terms contained herein shall have the same meaning as contained in the Existing Note. This First Amendment to Third Amended and Restated Promissory Note is made as of this 31st day of December, 2022 (the “First Amendment”) and makes the following revision to the Existing Note:

1.	The defined term “Maturity Date” contained in the Existing Note that provides for a Maturity Date of December 31, 2022 shall be deleted from the Existing Note and substituted therefore shall be a Maturity Date of January 31, 2023.

2.	All other terms and conditions contained in the Existing Note shall remain in full force and effect except as specifically amended by this First Amendment.

EXECUTED AS OF THIS 31st DAY OF DECEMBER, 2022.

MAKER:

TRONCO ENERGY CORPORATION

By:	/s/ G. Troy Meier
G. Troy Meier, President

AGREED TO AND ACCEPTED as of this 31st day of December, 2022.

LENDER:

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Chris Cashion
Chris Cashion
Chief Financial Officer